Exhibit 99.1

Dyadic Reports First Quarter 2025 Financial Results and

Highlights of Recent Company Progress

●	Expanded life science and industrial portfolio with six additional life science products in development
●	Advances toward commercialization of functional recombinant solutions for cell culture media, nucleic and industrial enzyme markets
●	Up to $4.5 million research grant awarded from the Coalition for Epidemic Preparedness (CEPI)
●	Launched research for $3.0 million Gates Foundation grant for malaria and RSV antibody programs
●	Selected to participate in the inaugural meeting of the "European Vaccines Hub for Pandemic Readiness (EVH)" project.
●	Scientific Pre-Publication – “Expression and Characterization of SARS-CoV-2 Spike Protein in Thermothelomyces heterothallica C1”
●	Cash, cash equivalents and investment-grade securities of $7.3 million as of March 31, 2025
●	Financial results and business update conference call scheduled for 5:00 pm ET today

JUPITER, Fla., May 14, 2025 — Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a biotechnology company specializing in the development of functional recombinant solutions and proprietary production strains to manufacture large quantities of precision-engineered proteins and enzymes for use in life science, nutrition, and industrial applications, today announced its financial results for the first quarter 2025, highlighting significant progress toward commercializing its proprietary Dapibus™ and C1 microbial protein production platforms and driving long-term growth opportunities.

“While we continue to support select biopharmaceutical initiatives through fully funded partnerships with organizations such as CEPI, the Gates Foundation, and Fondazione Biotecnopolo di Siena (“FBS”), our primary focus is on developing and commercializing scalable products with recurring revenue potential. This strategic pivot is aimed at driving sustainable growth in sectors with strong demand and clear market opportunities,” said Mark Emalfarb, CEO of Dyadic. “We believe we are making meaningful progress in returning to Dyadic’s core strength, utilizing our proprietary microbial protein production platforms, like C1 and Dapibus, to drive revenue growth in high-value life sciences, bioactives, ingredients, and industrial markets such as cell culture media, nucleic and other enzymes.”

Mr. Emalfarb continued, “Looking ahead, Dyadic remains committed to expanding the reach of our C1 and Dapibus™ platforms by developing functional recombinant solutions for non-therapeutic applications that can be both commercialized and licensed. With a growing network of partners and increased support from non-dilutive funding sources, we believe Dyadic is well-positioned to advance innovation, broaden global access to affordable biologics, proteins and enzymes, and lower production costs, ultimately providing a stable foundation for long-term shareholder value.”

Recent Company Developments

Product Commercialization Targets

●	Non-Animal Cell Culture Media
●

Human Serum Albumin: In partnership with Proliant Health and Biologicals(“Proliant”), Dyadic is progressing toward an expected commercial launch in Q3 2025 for use in research, diagnostics, and cell culture media. Additionally, Dyadic anticipates achieving a third milestone payment in Q2 2025 related to productivity improvements and future revenue sharing payments for commercial sales.

●

Transferrin: In an initial cell proliferation study, Dyadic’s recombinant transferrin demonstrated comparable performance to a recombinant reference standard in growing animal muscle cells.   Protein characterization testing has been initiated to support its potential as a high-quality, cost-effective non-animal alternative for research and commercial bioprocessing applications. Dyadic is actively engaging partners and providing samples of its recombinant transferrin, an animal-free alternative to serum-derived transferrin for use in cell culture media, diagnostic, research, and biopharmaceutical applications.

●

Growth Factors: As a critical driver of cell growth and proliferation, recombinant fibroblast growth factor FGF plays an essential role in biomanufacturing, regenerative medicine, and cell- based therapies, particularly in serum-free and chemically defined cell culture media. Initial cell proliferation studies have demonstrated that Dyadic’s recombinant (“FGF”) products exhibit comparable performance to reference standard recombinant FGF for growing animal muscle cells. In addition to further characterization and validation efforts, sampling initiatives are expected to begin in Q2 2025.

Exhibit 99.1

●	Non-animal Dairy Applications

●

Alpha-Lactalbumin: Dyadic initiated protein characterization testing to support the use of its recombinant alpha-lactalbumin, a key whey protein, in research, biochemical analyses, and nutrition. Sampling efforts have increased to accelerate collaboration and commercialization opportunities for its highly productive recombinant alpha-lactalbumin cell line use in non-pharmaceutical applications such as research-grade material and food.

●

Human lactoferrin: Dyadic has successfully developed a cell line to produce stable human lactoferrin protein for use in research and pharmaceutical applications as potential antimicrobial, anti-inflammatory, and immune-supportive products. Ongoing optimization and characterization efforts are underway, and the Company expects to begin sampling efforts in late 2025.

●

Dairy Enzymes: In addition to receiving a productivity milestone payment in 2024 for a recombinant dairy enzyme, scale up and commercialization efforts are ongoing with an anticipated launch in late 2025. Additional dairy enzymes are in development under the license agreement entered into in 2023 to commercialize certain non-animal derived dairy enzymes.

●	Reagent Proteins & DNA/RNA Enzymes

●

DNase1 (RNase-free): Dyadic’s DNASe-1 product designed for use in molecular diagnostics, biopharma, and other industries is progressing toward commercial availability. In addition to increased sampling and ongoing licensing discussions, Dyadic has partnered with an EU-based Contract Development and Manufacturing Organization to validate the production process for DNase1 (RNase-Free) and the initial manufacture of research-grade material for purchase.

●

Expanded Nucleic Acid Enzymes Portfolio: Dyadic is developing and validating prototypes for four additional enzymes, including RNase Inhibitors and T7 RNA Polymerase, to support the growing demand for DNA/RNA manipulation tools. Development and optimization are ongoing with results expected by the end of 2025.

●	Bio Industrial Products

●

In May 2024, Fermbox Bio (“Fermbox”), announced the launch of EN3ZYME, an enzyme cocktail designed to enhance both the efficiency and cost- effectiveness of transforming pre-treated Agri-based residues into fermentable, cellulosic sugars produced using Dyadic’s Dapibus™ expression platform. In 1Q 2025, Fermbox received an initial large purchase order with initial enzyme delivery expected within the coming months.

C1 Platform Development Vaccines & Antibodies

●

On March 20, 2025, the Company announced that Dyadic’s C1 platform is being advanced through a $4.5 million CEPI grant through FBS to accelerate recombinant protein vaccine development and manufacturing. The funding will support antigen design, cell line development, optimization, characterization, and scale-up to cGMP manufacturing. If successful, the next phase will focus on selecting a CEPI-priority pathogen antigen. Dyadic, as a subcontractor, will receive up to $2.4 million of the total grant funding.

●

In January, 2025, in collaboration with the Gates Foundation, Dyadic initiated a $3 million project focused on developing low-cost monoclonal antibodies for malaria and respiratory syncytial virus (RSV) using its C1 expression platform. The program aims to demonstrate the feasibility of using C1 to produce high-yield, functional antibodies more efficiently than traditional systems. Initial data from the project is promising, supporting the potential of C1 to enable broader and more affordable access to life-saving antibody therapies in low- and middle-income countries.

●

Dyadic will participate in the inaugural European Vaccines Hub for Pandemic Readiness (“EVH”) meeting on May 22–23, 2025. Led by Dr. Rino Rappuoli, Scientific Director of Fondazione Biotecnopolo di Siena, the EVH aims to establish a centralized EU hub for vaccine innovation, integrating R&D, clinical trials, and scalable manufacturing. Backed by approximately €100 million in EU funding over four years, the initiative brings together leading public and private developers. Dyadic’s C1 microbial expression technology is expected to be among the platform technologies evaluated, highlighting its potential to accelerate development and reducing the cost of manufacturing vaccines and antibodies at scale.

●

On March 23, 2025, CEPI announced a grant of $2.6 million to Uvax Bio. A portion of this funding will support the development of a MERS vaccine and research to assess capability of the C1 platform to speed vaccine production and lowering manufacturing costs.

Exhibit 99.1

Animal and Human Health

●	Livestock Applications:

○	Dyadic expanded its partnership with Phibro Animal Health/Abic to develop vaccines and treatments for livestock animals.

○	Poultry: Early trials show the generation of neutralizing antibody responses, supporting potential for vaccine and diagnostic use.

●	Vaccines and Ferritin Nanoparticle Antigens

○	H5 Avian Influenza (“Bird Flu”) Vaccine Candidate (with ViroVax, LLC):

■	A C1-produced ferritin nanoparticle antigen is being evaluated for diagnostics and vaccines across poultry, cattle and humans to address the ongoing outbreak.

■	Pre-commercial research is underway to support potential partnerships and licensing.

■	The C1-produced H5-2.3.4.4b A/Astrakhan vaccine candidate has shown early cross-protection against multiple H5 strains.

Financial Highlights

Cash Position: As of March 31, 2025, cash, cash equivalents, and the carrying value of investment-grade securities, including accrued interest, were approximately $7.3 million compared to $9.3 million as of December 31, 2024.

Revenue: Revenue for the three months ended March 31, 2025, increased to approximately $394,000 compared to $335,000 for the same period one year ago. The increase is driven by the increase in grant revenue of $210,000 from the Gates Foundation Grant and CEPI grants in 2025. There was no grant revenue for the three months ended March 31, 2024. This increase was offset by decreases in research and development revenue of $152,000. The decrease in research and development revenue was due to revenue in 2025 being generated from four collaborations compared to nine collaborations for the same period a year ago.

Cost of Revenue: Cost of research and development revenue and cost of grant revenue for the three months ended March 31, 2025, increased to approximately $298,000 compared to $144,000 for the same period a year ago. The increase in cost of research and development revenue and cost of grant revenue was due to the increasing number of collaborations in 2024.

R&D Expenses: Research and development expenses for the three months ended March 31, 2025, decreased to $495,000 compared to $523,000 for the same period a year ago. The decrease reflected a decrease in the amount of ongoing internal research projects.

G&A Expenses: General and administrative expenses for the three months ended March 31, 2025, decreased by 10.8% to $1,596,000 compared to $1,789,000 for the same period a year ago. The decrease reflected decreases in business development and investor relations expenses of $97,000, in management incentives of $78,000, and accounting and legal expenses of $41,000 and insurance expense of $10,000 offset by other increases of $34,000.

Loss from Operations: Loss from operations for the three months ended March 31, 2025, decreased to $2,002,000 compared to $2,126,000 for the same period a year ago. The decrease in loss from operations was largely due to decreases in general and administrative expenses $193,000, decreases in research and development expenses of $28,000 and increases in research revenue of $59,000, offset by an increase of $154,000 in cost of research revenue.

Other Income (Expenses), Net: For the three months ended March 31, 2025, total other income (expenses), net, was an expense of $25,000 compared to an income of $116,000 for the same period a year ago. The decrease in other income was largely due to a $81,000 increase in interest expenses related to the Convertible Notes and the $61,000 Gain on sale of Alphazyme in 2024.

Net Loss: Net loss for the three months ended March 31, 2025, was $2,028,000 compared to $2,010,000 for the same period a year ago. The increase in net loss was largely due to the decrease $141,000 in other income and $154,000 increase in cost of research revenue, offset by decreases in general and administrative expenses $193,000, decreases in research and development expenses of $28,000 and increases in research revenue of $59,000.

Exhibit 99.1

Conference Call Information

Date: Wednesday, May 14, 2025

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: 1-877-407-0784 or 1-201-689-8560

Conference ID: 13751387

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1705993&tp_key=2267a6328b

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic International, Inc.

Dyadic International, Inc. is a biotechnology company focused on the efficient large-scale manufacture of proteins for use in human and animal vaccines and therapeutics, as well as non-pharmaceutical applications including food, nutrition, and wellness.

Dyadic’s gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead technology, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the Dapibus™ filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; and (xi) intellectual property risks. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.
Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2025	2024
Revenues:
Research and development revenue	$183,100	$334,617
Grant revenue	210,472	—
Total revenue	393,572	334,617

Costs and expenses:
Costs of research and development revenue	126,480	143,955
Costs of grant revenue	171,178	—
Research and development	494,979	522,723
General and administrative	1,596,338	1,788,594
Foreign currency exchange loss	7,072	4,903
Total costs and expenses	2,396,047	2,460,175

Loss from operations	(2,002,475)	(2,125,558)

Other income (expense):
Interest income	88,458	87,443
Gain on sale of Alphazyme	—	60,977
Interest expense	(89,243)	(21,639)
Interest expense - related party	(24,319)	(10,819)
Total other income (expense), net	(25,104)	115,962

Net loss	$(2,027,579)	$(2,009,596)

Basic and diluted net loss per common share	$(0.07)	$(0.07)

Basic and diluted weighted-average common shares outstanding	29,886,665	28,828,282

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2025.

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$5,064,941	$6,506,750
Short-term investment securities	2,284,472	2,756,577
Interest receivable	23,213	24,248
Accounts receivable	221,719	237,027
Prepaid expenses and other current assets	210,867	303,066
Total current assets	7,805,212	9,827,668

Non-current assets:
Operating lease right-of-use asset, net	79,229	92,211
Other assets	10,437	10,396
Total assets	$7,894,878	$9,930,275

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$448,390	$482,320
Accrued expenses	690,859	970,462
Deferred research and development obligations	665,216	833,813
Operating lease liability, current portion	55,895	54,249
Accrued interest	80,000	80,000
Accrued interest- related party	21,800	27,173
Total current liabilities	1,962,160	2,448,017

Non-current liabilities:
Convertible notes, net of issuance costs	3,920,714	3,911,471
Convertible notes, net of issuance costs - related party	1,068,395	1,065,876
Operating lease liability, net of current portion	19,998	34,621
Total liabilities	6,971,267	7,459,985

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 42,367,748 and 42,089,301, outstanding shares - 30,090,661 and 29,835,799 as of March 31, 2025, and December 31, 2024, respectively	42,368	42,090
Additional paid-in capital	107,925,217	107,444,595
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(88,114,059)	(86,086,480)
Total stockholders’ equity	923,611	2,470,290
Total liabilities and stockholders’ equity	$7,894,878	$9,930,275

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2025.